UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2018
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2018, Comstock Mining Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). During the Annual Meeting, stockholders of the Company were asked to consider and vote upon three proposals: (1) election of the four Board of Directors nominees set forth in the Company's 2016 Proxy Statement, (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and (3) approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

As of the record date for the Annual Meeting, April 09, 2018, there were 53,391,428¹ shares of common stock outstanding and entitled to vote. Of the shares of common stock outstanding on the record date, the holders of common stock entitled to vote with respect to 43,664,458 shares of common stock were represented in person or by proxy at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1. Election of directors.

All of the nominees for directors were elected to serve for a term that expires at the annual meeting of stockholders in 2018, by the votes set forth in the table below.

Nominee	Voted For	Withheld
Corrado De Gasperis	18,082,877	6,088,552
Leo M. Drozdoff	18,306,549	5,864,880
Walter A. Marting, Jr.	18,316,975	5,854,454
William J. Nance	21,489,360	2,682,069

There were 19,493,029 broker non-votes received for each nominee.

2. Ratification of appointment of independent registered public accounting firm.

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
43,371,469	245,144	47,845

The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to this matter.

3. Advisory vote on executive compensation.

The stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
17,627,020	6,429,241	115,168	19,493,029

¹Due to an administrative error, the Proxy Statement for the Meeting misstated the number of shares of Common Stock issued and outstanding on the April 9, 2018 record date and entitled to vote at the Meeting. The correct number is 53,391,428 shares of Common Stock (and not 51,916,018 shares as shown on page 2 and 22 of the Proxy Statement).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2018, the Board of Directors of Comstock Mining Inc. (the “Company”) elected John Clark Gillam (professionally known as Clark), as a director of the Company.

Mr. Gillam, age 31, is a co-founder of Nebari Holdings, LLC, a private investment firm that he co-founded in May 2016. The predecessor firm to Nebari Holdings was GF Capital, LLC. He has also served as a Director of BCR Investments, since 2013. Prior to founding GF Capital, Mr. Gillam was an analyst at McKinley Capital Management, LLC, a privately-held investment adviser specializing in global and international growth equity strategies, from 2012 to 2013, and prior to that role was a trader at Glencore International AG, one of the world’s largest global diversified natural resource companies and a major producer and marketer of more than 90 commodities. Mr. Gillam has a B.S. Economics from The Wharton School, University of Pennsylvania and a MSc Finance from Trinity College Dublin.

The press release announcing the election of Mr. Gillam to the board of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

99.1	Press release dated June 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: June 06, 2018	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman